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                                                                    EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-88869) pertaining to the Illuminet Holdings, Inc. 1997 Equity Incentive Plan and the Illuminet Holdings, Inc. 1999 Stock Purchase Plan of our reports dated June 30, 2000, with respect to the consolidated financial statements and schedule of Illuminet Holdings, Inc. included in the Current Report (Form 8-K) dated October 5, 2000, filed with the Securities and Exchange Commission.


                                           ERNST & YOUNG LLP


Seattle, Washington
October 5, 2000.